Exhibit 16.1

VIA FACSIMILE: 202-772-9251
and Federal Express

May 4, 2006

Securities and Exchange Commission
PCAOB Letter File
100 F Street, N.E.
Washington, DC 20549-7561

Gentlemen:

We have read the statements made by Host America Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Items 4.01 and 4.02 of Form 8-K, as part of the Corporation’s Form 8-K report for the month of May 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ J.H. Cohn LLP